EXHIBIT 23








                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 2-48760, 33-57793, 33-57795, 33-57797 and 333-83731) of Matthews International Corporation, of our report dated November 15, 2001, except for paragraph 3 of Note 6 and Note 18, as to which the date is December 3, 2001, related to the consolidated financial statements which appear in this Form 10-K.






                                               PRICEWATERHOUSECOOPERS LLP




Pittsburgh, Pennsylvania
December 20, 2001